Exhibit 23.2

CONSENT OF QUALIFIED PERSON

DRA Americas Inc. (“DRA”), in connection with Livent Corporation’s Current Report on Form 8-K dated November 15, 2023 (the “Form 8-K”), consents to:

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the public filing by Livent Corporation (the “Company”) and use of the amended technical report titled “SEC Technical Report Summary, Pre-Feasibility Study on the Whabouchi Mine, Nemaska, Quebec” (as amended, the “Technical Report Summary”), originally dated September 8, 2023 and amended on November 14, 2023, that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and which is included as an exhibit to the Form 8-K, which Form 8-K is incorporated by reference in the Registration Statements (as defined below);

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the incorporation by reference of the Technical Report Summary into (i) the Company’s Registration Statement on Form S-3 (Registration No. 333- 256939) and Registration Statements on Form S-8 (Registration Nos. 333-251997, 333- 232043, 333-230076, 333-230044, and 333-227776) and (ii) Arcadium Lithium plc’s Registration Statement on Form S-4 (Registration No. 333-273360) (collectively, the “Registration Statements”);

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the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Form 8-K and the Registration Statements; and

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any extracts from or a summary of the Technical Report Summary included in or incorporated by reference in the Registration Statements and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was or were prepared by us, that we supervised the preparation of and/or that was or were reviewed and approved or certified by us, that is or are included in or incorporated by reference in the Registration Statements.

We are responsible for authoring, and this consent pertains to, Sections 1.1, 1.10, 1.14 through 1.23 (except subsections 1.15.2, 1.23.1, 1.23.2, 1.23.3, 1.23.6 and 1.23.7), 2, 10, 14, 15 (except subsections 15.1.9 and 15.1.10), 16, 17 (except subsections 17.5 and 17.6), 18, 19 and 21 through 25 (except subsections 23.2, 23.3, 23.4, 23.7, 24.2, 24.4 and 24.5) of the Technical Report Summary, provided that, in accordance with the provisions set forth in §229.1302(f), we have relied on information provided by or on behalf of Livent Corporation as set forth in Section 25 of the Technical Report Summary. We certify that we have read the descriptions and references to the Technical Report Summary in the Registration Statements and the documents incorporated by reference therein and that such descriptions and references fairly and accurately represent information in the Technical Report Summary for which we are responsible.

Date: November 15, 2023

DRA AMERICAS INC.
By:	/s/ Daniel M. Gagnon
	Name:	Daniel M. Gagnon
	Title:	VP Mining, Geology and GM Montréal office